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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 4, 2005, relating to the consolidated financial statements and consolidated financial statement schedules of MetLife, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change of its method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively) and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 26, 2005